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                                                                  EXHIBIT 23.3




                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


We have issued our report dated January 9, 1997, accompanying the financial statements of Milliwave Limited Partnership included in Form 8-K filed
June 10, 1997, which is incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."





GRANT THORNTON LLP


New York, New York
July 16, 1997